EXHIBIT 10.63

                FIFTH AMENDMENT TO CREDIT AGREEMENT AND COMPOSITE
                               AMENDMENT AGREEMENT

                  THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND COMPOSITE AMENDMENT AGREEMENT ("Amendment") is made and entered into as of this 9th day of December, 2000 (the "Fifth Amendment Date") by and among HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation ("Hi-Rise"), IDC ACQUISITION SUB, INC., a New York corporation ("IDC"), WILKINSON COMPANY, INC., an Ohio corporation ("Wilkinson"), RECYCLTECH ENTERPRISES INC., an Ontario corporation ("Recycltech"), HESCO SALES, INC., a Florida corporation ("Hesco"), UNITED TRUCK AND BODY CORPORATION, a Florida corporation ("United Truck"), HESCO EXPORT CORPORATION, a Florida corporation ("Hesco Export"), BES-PAC, INC., formerly known as BPI ACQUISITION CORP., a South Carolina corporation ("Bes-Pac Acquisition Corp."), and DII ACQUISITION CORP., a Connecticut corporation ("Devivo Acquisition Corp.") (Hi-Rise, IDC, Wilkinson, Recycltech, Hesco, United Truck, Hesco Export, Bes-Pac Acquisition Corp and Devivo Acquisition Corp. are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); ACME CHUTE COMPANY, INC., a Florida corporation ("Acme Chute"), DEVIVO INDUSTRIES, INC., a Connecticut corporation ("Devivo"), ECOLOGICAL TECHNOLOGIES, INC., a Connecticut corporation ("Eco"), KE CORPORATION, a Delaware corporation ("Kohlman Acquisition Corp."), and AMERICAN GOOSENECK, INC., an Arizona corporation ("American Gooseneck") (Acme Chute, DeVivo, Eco, Kohlman Acquisition Corp. and American Gooseneck are sometimes collectively referred to herein as the "Subsidiary Guarantors" and, together with the Borrowers, the "Credit Parties"); GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), BANK OF AMERICA, N.A., successor in interest to NATIONSBANK, N.A., a national banking association (in its individual capacity, "NationsBank"), KEY CORPORATE CAPITAL, INC., (in its individual capacity, "KCCI"), the other Lenders signatory hereto from time to time, GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent for the Lenders ("Administrative Agent"), and BANK OF AMERICA, N.A., successor in interest to NATIONSBANK, N.A., as Revolver Agent for the Lenders ("Revolver Agent" and, together with Administrative Agent, "Agents").

                               W I T N E S S E T H

                  WHEREAS, Borrowers, GE Capital, Nationsbank, KCCI and Agents have entered into that certain Credit Agreement, dated as of October 28, 1998 (the "Credit Agreement"), as amended by that certain First Amendment to Credit Agreement and Composite Amendment Agreement, dated as of September 17, 1999 (the "First Amendment"), that certain Second Amendment to Credit Agreement and Composite Amendment Agreement dated as of June 30, 2000 (the "Second Amendment"), that certain Third Amendment to Credit Agreement and Composite

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Amendment Agreement dated as of October 19, 2000 (the "Third Amendment"), and that certain Fourth Amendment to Credit Agreement and Composite Amendment Agreement dated as of December 4, 2000 (the "Fourth Amendment") pursuant to which Credit Agreement the Lenders extended revolving and term credit facilities to the Borrowers of up to Sixty-Three Million and No/100 Dollars ($63,000,000.00) in the aggregate for the purpose of funding certain Acquisitions and refinancing certain indebtedness of the Borrowers, to provide working capital financing for the Borrowers and to finance capital expenditures of the Borrowers; and

                  WHEREAS, the parties desire to amend the Availability Covenant provided for in the Fourth Amendment.

                  NOW THEREFORE, in consideration of the premises, and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                                    Article 1

                            RECITATIONS; DEFINITIONS

         Section 1.1 Recitations. Each of the Credit Parties hereby jointly and severally confirms the truth and accuracy of each of the preambles and recitals set forth in the introduction to this Amendment and agrees that each of the preambles and recitals set forth in the introduction to this Amendment are incorporated herein by reference and are and shall be deemed to be a part of this Amendment as if fully set forth herein.

         Section 1.2 Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Credit Agreement.

                                    Article 2

                         AMENDMENTS TO CREDIT AGREEMENT

                                    Article 3

         Section 3.1 Availability Covenant. The definition of "Availability Covenant" is hereby amended to read as follows:

         "Availability Covenant" shall mean that commencing November 30, 2000 and on the last day of each calendar month thereafter, the sum of (i) the positive difference, if any, of the outstanding balance of the aggregate Revolving Loan (Revolver A) less the Borrowing Base (Revolver
         A) and (ii) the positive difference, if any, of the outstanding balance of the aggregate Revolving Loan (Revolver B) less the Borrowing Base (Revolver B), shall be not more than $14,333,000.

         Section 3.2 Certain Definitions.

                  3.2.1 All references in the Credit Agreement to "this Agreement," "herein," hereof" or sections thereof shall be deemed to mean references to the Credit Agreement as amended by this Amendment.

                  3.2.2 The definition of "Loan Documents" is hereby amended to include the Credit Agreement, as amended by this Amendment, together with all other documents and instruments heretofore, contemporaneous herewith or from time to time hereafter executed and delivered to or in favor of the Administrative Agent, the Revolver Agent and/or the Lenders, or any one or more of them, in connection with the Credit Agreement, as amended by this Amendment, and/or evidencing and/or securing all or any portion of the obligations and indebtedness of the Borrowers, and each of them, to the

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Lenders and the Agents under the Credit Agreement, as amended by this Amendment, together with any and all modifications, renewals and replacements therefor made from time to time.

                                    Article 4

                               COMPOSITE AMENDMENT

         Section 4.1 Additional Definitions. All references in each of the Loan Documents to the "Agreement" and the "Credit Agreement" shall mean the Credit Agreement, as amended by this Amendment, and all modifications, amendments and extensions thereto from time to time.

         Section 4.2 Ratification. The parties hereto agree that the Collateral Documents, and each of them, secure, in addition to all obligations presently secured thereby, the full and timely payment performance by the Borrowers, and each of them, of their respective obligations and indebtedness under and in respect of the Credit Agreement, as amended by this Amendment, including, without limitation, the repayment of the Notes, as the same may be consolidated, amended and restated, in each case whether presently existing or hereafter created or incurred, all of which obligations are and shall be equally secured with and have the same priority as the obligations originally secured by the Collateral Documents, and each of them, provided that nothing herein shall be deemed or construed to mean that the Collateral Documents by their own terms do not presently secure such obligations and indebtedness.

                                    Article 5

                          CREDIT PARTY ACKNOWLEDGMEnts

         Section 5.1 Indebtedness. The principal amount outstanding under the Notes as of the date hereof, is as set forth on the schedule attached hereto as Schedule "1".

         Section 5.2 No Offsets or Defenses. As a material inducement to Lenders and Agents to enter into this Agreement, each of the Borrowers and Subsidiary Guarantors hereby acknowledges and agrees that the Indebtedness and all Loan Documents are valid and binding liabilities and obligations of each Borrower and Subsidiary Guarantors. Each of the Credit Parties hereby jointly and severally ratifies and confirms each of their respective obligations and indebtedness under the Credit Agreement and represents and warrants to the Lenders and the Agents that none of them has or claims any defenses, offsets or counterclaims to any of their respective obligations and indebtedness under the Credit Agreement or any of the other Loan Documents, in each case as amended by this Amendment.

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         Section 5.3 No Waiver or Estoppel. None of this Amendment or any negotiations or other action undertaken with respect to the Loans shall constitute a waiver of any party's rights under the Loan Documents, except to the extent specifically stated herein or in another written agreement executed by all of the parties to this Amendment. In addition, except as expressly provided in this Amendment, none of this Amendment or any negotiations or other action undertaken with respect to the Loans shall restrict, inhibit or estop Lenders or Agents from exercising any right, remedy or power available to such party at any time (whether or not negotiations are continuing) including all rights, remedies and powers granted under the Loan Documents or otherwise available at law or in equity, or require any delay in the exercise of any such right, remedy or power, but subject to the terms and conditions of the Loan Documents. The Credit Parties agree that no failure to exercise and no delay in exercising any rights, remedies, and powers under the Loan Documents or otherwise available at law or in equity shall operate as a waiver of any such rights, remedies or powers, including the right to charge interest at the Default Rate on all outstanding amounts from the time of the Pending Defaults or the date of any advance of Term Loan C, as applicable.

         Section 5.4 Partial Payments. The Credit Parties acknowledge that any partial payments made, either before or after the execution of this Amendment, may be applied to the Notes in partial satisfaction of the Obligations and that neither the acceptance nor application by Agents or Lenders of any partial payment shall constitute a cure or waiver of any default under any of the Loan Documents, constitute any extension or other modification of the Loans or any Loan Document, or prejudice any of Lenders' rights under any Loan or any Loan Documents.

         Section 5.5 Representations and Warranties. Each of the Credit Parties hereby jointly and severally represents and warrants that, except as set forth on Schedule 2 hereto, each of the representations and warranties of the Credit Parties, and each of them, set forth in the Credit Agreement and in each of the other Loan Documents, in each case as amended by this Amendment, is true and correct as of the date hereof and other than the Pending Defaults, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents, in each case as amended by this Amendment.

         Section 5.6 No Litigation. The Credit Parties hereby represent and warrant to Administrative Agent and the Lenders that, except as set forth on
Schedule 2 hereto, no litigation, investigation or proceeding before or by an arbitrator or Governmental Authority is continuing or, to the knowledge of any Credit Party, threatened against the Credit Parties, or any of them, or any of their officers, directors or Affiliates (i) with respect to the Credit Agreement, as amended by this Amendment, the Notes, or any of the other Loan Documents, in each case as amended by this Amendment, or any of the transactions contemplated hereby or thereby, or (ii) which could have a Material Adverse

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Effect on the Business, prospects or financial condition of the Credit Parties, or any of them.

                                    Article 6

                              Additional Covenants

         Section 6.1 Waiver of the Automatic Stay.

                  6.1.1 The Credit Parties hereby agree that, in consideration for this Amendment in the event that any Borrower or Subsidiary Guarantor shall
(i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended ("Bankruptcy Code"),
(ii) be the subject of any order for relief issued under the Bankruptcy Code,
(iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (v) be the subject of an order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against Credit Parties for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors (any of the foregoing clauses (i) - (v) being a "Filing"), then, subject to court approval, Agents and Lenders shall thereupon be entitled and the Credit Parties hereby irrevocably consent to and agree to stipulate to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lenders as provided in the Loan Documents, and as otherwise provided by law, and Credit Parties hereby irrevocably waive any rights to object to such relief. This covenant is a material inducement for Lenders to accept this Amendment.

                  6.1.2 Lenders, Agents and Credit Parties shall cooperate in defending the validity of the transactions contemplated by the Credit Agreement, this Amendment or any of the other Loan Documents in any court, administrative or judicial proceeding.

         Section 6.2 Release. Credit Parties hereto desire to fully comprise, release and settle any and all claims, counterclaims, liabilities, damages, defenses, demands and causes of action that Credit Parties have or may have against the Agents or Lenders related to or that may have arisen, may arise or are or become assertable as a result of events occurring in connection with the Lending Relationship (as defined below), including any claims, causes of action or defenses based on the negligence of Agents or Lenders or on any "lender liability" theories of, among others, bad faith, unfair dealings, duress, coercion, control, misrepresentation, omission, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equity subordination, fraud,

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failure of consideration in whole or in part, or otherwise, and do hereby intend to release, compromise and settle all such claims and matters, whether known or unknown, whether reduced to judgment, liquidated or unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether they arose collaterally, directly, derivately, or otherwise between the Credit Parties on the one hand, and Agents or Lenders, on the other hand (collectively, the "Released Claims"). The Credit Parties hereby stipulate, agree, covenant, warrant and represent unto the Lenders and Agents that no Borrower or Subsidiary Guarantor has any outstanding claims, counterclaims, liabilities, damages, defenses, demands or causes of action against any Lender or Agent and their respective successors, assigns, directors, officers, employees, agents and/or attorneys. The Credit Parties do hereby unconditionally forever release, acquit, settle and discharge each Agent and Lender, and their respective successors, assigns, directors, officers, employees, agents and attorneys of and from the Released Claims and Credit Parties hereby declare the Released Claims forever released, acquitted, settled and discharged. As used herein, the term "Lending Relationship" shall mean a collective reference to the Notes, any Loan, Collateral Documents, Guaranties, or any other Loan Documents, together with any and all negotiations, discussions, acts, omissions, renewals, extensions, collateral documents, loan agreements, term sheets and other agreements and actions related thereto.

                                    Article 7

                                  MISCELLANEOUS

         Section 7.1 Free and Voluntary Act. All Borrowers and Subsidiary Guarantors are freely and voluntarily entering into this Amendment and will enter into any document necessary to fulfill the agreements contemplated herein after full consultation with legal, financial and other counsel of their choosing. Each Borrower and Subsidiary Guarantor has individually read this Amendment and has discussed this Amendment with its respective legal, financial and other counsel. All Borrowers and the Subsidiary Guarantors understand this Amendment and the risk inherent in, and significance of, same.

         Section 7.2 No Implied Terms. Any and all duties or obligations that Agents and Lenders may have to any Borrower or Subsidiary Guarantor, are limited to those expressly stated in the Loan Documents as amended hereby, and neither the duties and obligations of Lenders and Agents nor the rights of the Credit Parties shall be expanded beyond the express terms of the Loan Documents as so amended.

         Section 7.3 Fair Consideration. Agents' and Lenders' agreements contained herein constitute valuable, adequate and fair consideration for the obligations of the Credit Parties hereunder.

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         Section 7.4 No Lender Control. No Lender will, nor has ever been, a partner, joint venturer, alter ego, manager, or controlling person of any of the Credit Parties.

         Section 7.5 No Other Representation. The Credit Parties acknowledge and agree that no Agent, Lender or any person or entity acting on their behalf has made any representation or promise to any Borrower or Subsidiary Guarantor which is not expressly set forth herein or in the other Loan Documents.

         Section 7.6 Captions. The captions and headings used in this Amendment are for convenience of reference only and do not in any way affect, limit, amplify or modify the terms and provisions of this Amendment.

         Section 7.7 Counterpart Execution. This Amendment may be executed in several counterparts, each of which shall constitute an original, but together such counterparts shall constitute one and the same instrument.

         Section 7.8 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their permitted legal representatives, heirs, successors and assigns.

         Section 7.9 Time; Construction; Exhibits. Time is of the essence of each provision of this Amendment. All references to the singular or plural number or masculine, feminine or neuter gender shall, as the context requires, include all others. All exhibits attached hereto are by this reference made a part of this Amendment for all purposes. All references to sections, paragraphs, and exhibits are to this Amendment unless otherwise specifically noted. The use of the words "hereof", "hereunder", "herein" and words of similar import shall refer to this entire Agreement and not to any particular section, paragraph or portion of this Amendment unless otherwise specifically noted. All references to "including" shall mean "including without limited to."

         Section 7.10 Severability. If for any reason any provision of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 7.11 Authority. Each individual executing this Amendment on behalf of any party to this Amendment represents and warrants that he or she is authorized to enter into this Amendment on behalf of that party and that this Amendment binds that party.

         Section 7.12 Parties in Interest. Nothing in this Amendment is intended to confer any rights or remedies under or by reason of this Amendment on any person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Amendment intended to relieve or discharge any obligation of any third

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person or any party hereto or to give any third person any right to subrogation or action over or against any party to this Amendment.

         Section 7.13 Further Assurances. The Credit Parties shall, at their own expense, execute, acknowledge and deliver any further assignments, conveyances, transfers or other assurances, documents or instruments reasonably requested by any Agent and will take any other action consistent with the terms of this Amendment or which may reasonably be requested by any Agent in order to accomplish and effectuate the intent hereof.

         Section 7.14 Expenses; Documentary Stamp Taxes. The Credit Parties shall pay all costs and expenses incurred by Lenders or Agents in connection with the execution and delivery of this Amendment. This Amendment has been executed and delivered outside the State of Florida and are not intended to be brought into the State of Florida except for collection purposes. It is the parties understanding that no Florida documentary stamp tax levied pursuant to Chapter 201 of the Florida statutes is due with respect to this Amendment. However, the Credit Parties agree to indemnify the Lenders and Agents and hold them harmless from and against any losses, costs or expense, and hereby agree to pay any and all stamps, duties and taxes, together with any penalty that any Lender or Agent may be called upon to pay in the event the Florida Department of Revenue or any other governmental agency should in the future determine that any such amounts have been, are or will at any time in the future become due and payable.

         Section 7.15 Law Governing; Consent to Jurisdiction. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER, NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT

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FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO
REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         Section 7.16 WAIVER OF JURY TRIAL. AGENTS, LENDERS, BORROWERS AND SUBSIDIARY GUARANTORS DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE EXHIBITS, ANY TRANSACTION CONTEMPLATED HEREIN, OR ANY COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AMENDMENT, ANY NOTE, ANY LOAN OR THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AMENDMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AMENDMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER BY LENDERS, BORROWERS AND SUBSIDIARY GUARANTORS IS A MATERIAL INDUCEMENT FOR AGENTS AND LENDERS TO ENTER INTO THIS AMENDMENT.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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         IN WITNESS WHEREOF, this Amendment was made and executed as of the date first above written.

BORROWERS:                 HI-RISE RECYCLING SYSTEMS,
                           INC., a Florida corporation
                           IDC ACQUISITION SUB, INC., a New
                           York corporation
                           WILKINSON COMPANY, INC., an
                           Ohio corporation
                           RECYCLTECH ENTERPRISES INC.,
                           an Ontario corporation
                           HESCO SALES, INC., a Florida
                           corporation
                           BES-PAC, INC., formerly known as BPI
                           ACQUISITION CORP., a South Carolina
                           corporation
                           DII ACQUISITION CORP., a
                           Connecticut corporation

                           By:      /s/ Donald Engel
                              --------------------------------------------------
                                    Name: Donald Engel
                                    Title: CEO and Chairman of the
                                           Board

                           ACME CHUTE COMPANY, INC., a
                           Florida corporation
                           DEVIVO INDUSTRIES, INC., a
                           Connecticut corporation
                           ECOLOGICAL TECHNOLOGIES,
                           INC., a Connecticut corporation
                           KE CORPORATION, a Delaware
                           corporation
                           AMERICAN GOOSENECK, INC., an
                           Arizona corporation

                           By:      /s/ Donald Engel
                              --------------------------------------------------
                                    Name: Donald Engel
                                    Title: CEO and Chairman of the Board

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LENDERS:                   GENERAL ELECTRIC CAPITAL
                           CORPORATION, as Administrative
                           Agent and as Lender

                           By:      /s/ Patrick Flynn
                              --------------------------------------------------
                                    Name: Patrick Flynn
                                    Title: Risk Manager

                           BANK OF AMERICA, N.A., successor in
                           interest to NATIONSBANK, N.A., as
                           Revolver Agent and as Lender

                           By:      /s/ Justin McCarthy
                              --------------------------------------------------
                                    Name: Justin McCarthy
                                    Title: Vice President

                           KEY CORPORATE CAPITAL, INC.

                           By:      /s/ Craig Haverlock
                              --------------------------------------------------
                                    Name: Craig Haverlock
                                    Title: Designated Signer

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                                   SCHEDULE 1

                          CURRENT OUTSTANDING BALANCES
                            (as of November 30, 2000)

Revolving Notes (Revolver A) including               $18,469,423.28
         Swing Line Notes (Revolver A)

Revolving Notes (Revolver B) including               $7,248,298.95
         Swing Line Notes (Revolver B)

Term Notes A                                         $4,333,333.35

Term Notes B                                         $9,000,000.00

Term Note C                                          $0.00

Acquisition Loan Notes                               $14,372,005.70

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                                   SCHEDULE 2

                               POTENTIAL DEFAULTS

                       CREDIT PARTIES DISCLOSURE SCHEDULE

                          Dated as of December 14, 2000

         In connection with the Fifth Amendment to Credit Agreement and Composite Amendment Agreement, dated as of December 9, 2000, by and among the Credit Parties, the Lenders and the Agents, attached hereto are certain sections of the disclosure schedule (the "Disclosure Schedule") to the Fifth Amendment prepared by the Credit Parties. Capitalized terms not otherwise defined herein but defined in the Fifth Amendment shall have the meaning set forth in the Fifth Amendment.

         Any fact or item stated in any section of the Disclosure Schedule shall be deemed to be disclosed on any other section or sections of the Disclosure Schedule, notwithstanding the omission of a reference or cross-reference thereto.

         The inclusion of any information in the Disclosure Schedule shall not be deemed an admission or acknowledgment, in and of itself, that such information is required to be listed in the Disclosure Schedule or that any such items are material to the Credit Parties.

         The headings of the sections of the Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of the Fifth Amendment.

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                                   Schedule 2

Representations and Warranties and Litigation

The representations and warranties contained in Sections 3.13, 3.17 and 3.21 of the Credit Agreement are qualified by the following exceptions:

DeVivo Environmental Matters

In February 1999, Hi-Rise acquired all of the outstanding capital stock of DeVivo. DeVivo had been operating four paint spray booths to paint its products since 1985. Two Notices of Violation were issued by the Connecticut Department of Environmental Protection (the "DEP"), one for construction of the booths and one for their operation. In addition, a third Notice of Violation was issued by the DEP for DeVivo's failure to have submitted an application permit under Title V of the Clean Air Act.

On or about July 31, 2000, the Commissioner of Environmental Protection for the State of Connecticut (the "Plaintiff") brought an action in Superior Court, Judicial District of Hartford, State of Connecticut, against DeVivo alleging that DeVivo violated several provisions of Connecticut law by its failure to obtain the permits relating to its construction, installation and operation in 1986 and 1994 of those paint spray booths used in its manufacturing processes. The Plaintiff is seeking civil penalties not to exceed $25,000 per day for each day of violation on or after October 1, 1990 and civil penalties not to exceed $1,000 per day for each day of violation prior to October 1, 1990. The Credit Parties believe that they are entitled to be indemnified for substantially all liability for this action by the former shareholders of DeVivo pursuant to the terms and conditions of the Stock Purchase Agreement dated as of February 23, 1999, by and among Hi-Rise Recycling Systems, Inc., DII Acquisition Corp., DeVivo, Ecological Technologies and the shareholders of DeVivo.

DeVivo has submitted applications for the necessary permits.

Morse Diesel International, Inc. v. Mirage on the Gulf, Ltd., et. al, Case No. 00-36-3061CA, Collier County, Florida Circuit Court

Hi-Rise is named as a defendant in this case. Morse Diesel, the general contractor, is suing the owner, Mirage, for non-payment of the sums due under the general contract. Hi-Rise has filed a claim of lien against the subject property. Morse Diesel alleges that Morse Diesel's interests are superior to the lien held by Hi-Rise and seeks to foreclose the Hi-Rise lien. An amended complaint was served on Hi-Rise on November 14, 2000.

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Lawson Steel, Inc. v. Hi-Rise Recycling Systems, Inc. and DeVivo Industries,
Case No. 00-29876 CA24, Miami-Dade County, Florida Circuit Court

Lawson Steel filed suit on November 14, 2000 alleging non-payment of $58,396.87. [Note: The previous suit filed by Lawson Steel in federal court was voluntarily dismissed without prejudice. Lawson Steel then re-filed in state court.]

Reliance MetalCenter v. Hi-Rise Recycling Systems, Inc., United States District Court, Southern District of Florida, Case No. 00-14293-CIV-Paine/Lynch

Reliance filed suit on October 2, 2000 alleging non-payment of $364,536.05 for metal products previously delivered to Hi-Rise and AG Products, Inc.

The Permite Corporation v. Hesco Sales, Inc., Case No. 00-30312 CA 09, Miami-Dade County, Florida Circuit Court

The Permite Corporation filed suit on or about November 20, 2000 alleging non-payment of $48,844.41 for goods and merchandise.

The representations and warranties set forth in Section 3.5 are qualified by the following exceptions:

The Pending Defaults, the litigation and environmental matters described above could have a Material Adverse Effect.

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Covenants

The Credit Parties may be in breach of certain covenants set forth in Sections
5.8 and 6.11 of the Credit Agreement due to the DeVivo Environmental Matters referenced above.

In addition, the Credit Parties may be in breach of the following covenants:

         Section 5.2 - Payment of Obligations

         Hi-Rise files its income tax returns on a consolidated basis that includes the other Credit Parties. Hi-Rise has not made any payments with respect to its outstanding consolidated income tax liability incurred for the fiscal year ended December 31, 1999 because it anticipates that it will receive a refund for fiscal year ending December 31, 2000 due to losses incurred during that fiscal year. Hi-Rise intends to accrue penalties and interest up until the date on which the refund is paid to it and allow a portion of that refund to be used to pay the outstanding income tax liability and the accompanying penalties and interest.

         The Credit Parties owe payment for lawful claims for labor, materials, supplies and services which have been provided by certain vendors of the Credit Parties and are past due.

         Section 5.6 - Supplemental Disclosure

         The Credit Parties have not timely supplemented each Disclosure Schedule to the Credit Agreement to disclose matters which, if existing or occurring at the date of the Credit Agreement, would have been required to be set forth or described in such Disclosure Schedule to the Credit Agreement or which was necessary to correct any information in such Disclosure Schedule or representation to the Credit Agreement. The Credit Parties have now supplied to Lenders the information that would have been required to have been so disclosed.

         Section 5.9 - Landlords' Agreements, Mortgage Agreements and Bailee Letters

         The Credit Parties have not yet obtained landlord agreements with respect to certain parcels of land which are leased by the Credit Parties which would contain a waiver or subordination of all Liens or claims that the landlord may assert against the Inventory or Collateral at that location.

         Section 6.10 - Financial Covenants

         The Credit Parties are not in compliance with any of the financial covenants.

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